                                                                    EXHIBIT 21.1

                     LIST OF SUBSIDIARIES OF THE REGISTRANT

   Subsidiary                                                       Jurisdiction
   ----------                                                       ------------
   Simon Property Group, L.P.(1)...................................   Delaware

--------
(1) As of December 31, 1999, the Registrant held a noncontrolling 48.0% ownership interest in Simon Property Group, L.P.

                                       96